                                FOURTH AMENDMENT
                                       and
                             CONTINUATION OF WAIVERS
                                       to
                             ULTRAK OPERATING, L.P.
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FOURTH AMENDMENT AND CONTINUATION OF WAIVERS (this "Agreement") is executed and effective as of March 1, 2001, among ULTRAK OPERATING, L.P., a Texas limited partnership ("Borrower"), ULTRAK, INC., a Delaware corporation ("Parent"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as a "Lender"), HARRIS TRUST AND SAVINGS Bank (as a "Lender"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as "Administrative Agent" for present and future Lenders).

                                    RECITALS

      Borrower, Parent, Administrative Agent and Lenders are parties to that certain First Amended and Restated Credit Agreement (as renewed, extended, amended and restated, the "Credit Agreement") dated as of May 17, 2000, providing for, among other things, a secured revolving credit facility. The parties to this Agreement have agreed to amend the Credit Agreement as set forth herein, and the Lenders have agreed to continue waivers and consents with respect to certain matters.

                                   AGREEMENTS

      NOW THEREFORE, in consideration of the premises, and for other good, fair and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms; References. Unless otherwise stated in this Agreement, terms defined in the Credit Agreement have the same meanings when used in this Agreement. All references in the Credit Documents to the "Credit Agreement" refer to the Credit Agreement as heretofore amended and as amended by this Agreement. This Agreement is a "Credit Document" referred to in the Credit Agreement, and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Agreement.

2. Amendments. The Credit Agreement is hereby amended as follows:

      (a)   The following definitions are hereby added to the Credit Agreement:

            "ACH Obligations" means any and all obligations of any Company owing to any Lender or any Affiliates of any Lender under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or Automated Clearing House


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      agreements, and all overdrafts on any account which any Company maintains with any Lender or any Affiliates of any Lender.

            "Amended and Restated Security Agreement" means the Amended and Restated Security Agreement dated as of March 22, 2000, executed and delivered pursuant to Section 5.1.

            "Chapter 9 of the UCC", or any similar phrase, means Chapter 9 or
      Article 9 of the UCC presently in force and as the same may be amended or revised from time to time, including Revised Article 9.

            "Revised Article 9" means the complete revision and restatement of Chapter 9 or Article 9 of the UCC now or hereafter in force in the State of Texas or other applicable jurisdiction.

            "Security Warranty Advance" means the advance on or about January 26, 2001 of Twenty One Million Eight Hundred Thousand Dollars ($21,800,000) by Security Warranty to Borrower, being a portion of the proceeds of the sale by Security Warranty of the Detection Systems stock owned by Security Warranty, which is and shall be deemed to be a Permitted Intercompany Advance.

            "Security Warranty Note" means a promissory note in form and substance satisfactory to Administrative Agent, executed by Borrower, payable to the order of Security Warranty, evidencing the indebtedness arising from the Security Warranty Advance, which shall be pledged by Security Warranty to Administrative Lender, for the benefit of Lenders, pursuant to the Amended and Restated Security Agreement, and possession thereof delivered to Administrative Agent, with an allonge endorsement satisfactory to Administrative Agent.

            "SWBVI" means Security Warranty (BVI) Ltd., a British Virgin Islands corporation, all of the issued and outstanding capital stock of which is or will be owned by Security Warranty.

            "Tax Refund" means each refund of Taxes received by any Company.

      (b) The definition of "Bank One" is amended to change "Bank One, Texas, N.A." to "Bank One, NA (main office Chicago)".

      (c) The definition of "Bank One London" is amended to change "Bank One, N.A." to "the London branch of Bank One, NA (main office Chicago)".

      (d) The definition of "Base Rate" is amended to change "Bank One, N.A." to "Bank One, NA (main office Chicago)".

      (e) The definition of "Borrowing Base Deficiency" is amended in its entirety to read as follows:

            "Borrowing Base Deficiency" means the amount, if any, by which the sum at any time of (i) the outstanding Principal Debt evidencing Base Rate Borrowings and LIBOR Rate Borrowings, plus (ii) one hundred ten percent (110%) of the outstanding Principal Debt (including the Dollar Equivalent of Eurocurrency Borrowings) evidencing Eurocurrency Borrowings, plus (iii) the LC Exposure exceeds the lesser of (A) the total Commitments of all Lenders and (B) the Borrowing Base.

      (f) The definition of "Conversion Notice" is amended to change "Section 3.10" to "Section 3.14".

      (g) The definition of "Credit Documents" is amended to add ", the Existing Credit Agreement" after "Prior Credit Agreement".

      (h) The definition of "Current Financials" is amended to change "8.1" in each of the three places it appears to "8.2".

      (i) The definition of "Eurocurrency Sublimit" is amended to change "Twenty Two Million Dollars ($22,000,000)" to "Fourteen Million Five Hundred Thousand Dollars ($14,500,000)".

      (j) The definition of "Maximum Rate" is amended to add the following sentence at the end thereof:

         If the Laws of Texas are applicable for determining the "Maximum Rate", such term shall mean the "weekly ceiling" under Section 303.201 and
         Section 303.301 of the Texas Credit Title of the Texas Finance Code, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

      (k) The definition of "Net Proceeds" is amended in its entirety to read as follows:

            "Net Proceeds" means the aggregate cash proceeds received by a Company in respect of any sale, lease or other disposition of any assets other than a Permitted Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any such sale, lease or other disposition), net of the direct costs relating to such sale, lease or other disposition (including legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of or other consideration received with respect to such asset or assets established in accordance with GAAP.

      (l) The definition of "Obligation" is amended to change clause (iii) in its entirety to read as follows: "(iii) all ACH Obligations".

      (m) The definition of "Operating EBITDA" is amended to add ", minus (vii) Tax Refunds" before the period at the end thereof.

      (n) The aggregate Commitment is reduced by Fifteen Million Dollars ($15,000,000) to Thirty Million Dollars ($30,000,000), the Commitment of American National, reflected on Schedule 2, is reduced to Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($16,666,666.67), and the Commitment of Harris, reflected on Schedule 2, is reduced to Thirteen Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($13,333,333.33).

      (o) The Over-Advance Availability is permanently reduced to zero.

      (p) Clauses (c), (g), (h), (i), (j), (k) and (l) and the last sentence of the definition of "Borrowing Base" are eliminated from such definition.

      (q) The following is hereby added as Section 3.2(c)(v):

            (v) Tax Refunds. As a mandatory prepayment on the Principal Debt, Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, an amount equal to ninety percent (90%) of each Tax Refund received by any Company immediately after receipt thereof by a Company. Simultaneously with each such payment, the aggregate Commitments of the Lenders will be automatically and permanently reduced by the amount of such payment, and the Commitment of each Lender will be ratably reduced.

      (r) The last sentence of Section 3.12 is deleted.

      (s) Section 3.15 is hereby amended in its entirety to read as follows:

            3.15 Order of Application. Any payment, prepayment, offset or proceeds of Collateral shall be applied to the Obligation in such order and manner as Administrative Agent, in its sole discretion, may elect. All payments, prepayments, offsets and proceeds of Collateral shall be distributed to each Lender in accordance with its Pro Rata Part. Notwithstanding the foregoing, without the prior approval of Required Lenders, no payment or prepayment on the Principal Debt or interest thereon and no proceeds of Collateral shall be applied to the ACH Obligations until the Principal Debt and interest thereon has been paid in full.

      (t) The second sentence of Section 4.3 is amended to change "the first day of the month following the Accrual Month" to "the first day of each month following the Accrual Month".

      (u) Section 9.2(a)(vi) is amended to change "Section 5.2(c)" to "Section 5.2(d)".

      (v) Section 9.5 is amended to change "Sections 9.7(i) and (j)" to "Sections 9.7(h), (i) and (j)".

      (w) Section 9.7(j) is amended to change "Section 5.2(c)" to "Section 5.2(d)".

      (x) Section 10.5 is amended to change "One Million Dollars ($1,000,000)" to "Two Million Dollars ($2,000,000)".

3. TROL Default Waivers.

      (a) Pursuant to Section 4 of the Waiver and First Amendment to the Credit Agreement executed on August 21, 2000 and effective as of August 14, 2000, Administrative Agent and Lenders granted a temporary, revocable waiver (the "First TROL Default Waiver"), and pursuant to Section 3 of the Third Amendment to the Credit Agreement executed on and effective as of November 14, 2000, Administrative Agent and Lenders granted a temporary, revocable waiver (the "Second TROL Default Waiver") (collectively, the "TROL Default Waivers").

      (b) Administrative Agent and Lenders hereby continue the TROL Default Waivers. Each of the TROL Default Waivers will automatically expire and terminate on the earlier of (1) the date on which Administrative Agent or either Lender exercises its unconditional revocation right pursuant to the next sentence hereof, (2) the date on which the TROL Lenders accelerate the maturity of the Lease Obligations (as defined in the TROL Guaranty) and (3) the date on which the TROL Lenders commence the exercise of any remedies under the TROL Financing Documents. Administrative Agent and each Lender hereby reserve the absolute and unconditional right to revoke either or both of the TROL Default Waivers at any time, in the sole discretion of Administrative Agent or either Lender, with or without cause, by giving verbal or written notice of such revocation to Borrower, effective immediately at the time such notice is given (with any verbal notice to be followed by written notice, but effective as of the time of the verbal notice).

4. Conditions Precedent. Unless one or more of the following conditions precedent is waived by Lenders, this Agreement is effective only if, as and when:

      (a) Administrative Agent receives counterparts of this Agreement executed by Parent, Borrower, Administrative Agent, each Lender and each Subsidiary Guarantor;

      (b) Administrative Agent receives the originals of the executed Security Warranty Note, with a duly executed allonge endorsement acceptable to Administrative Agent;


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

      (c) Administrative Agent receives one or more certificates evidencing sixty-five percent (65%) of the issued and outstanding capital stock of SWBVI, as a pledge by Security Warranty of additional collateral under the Amended and Restated Security Agreement;

      (d) Administrative Agent receives an Addendum to the Amended and Restated Security Agreement, executed by Security Warranty, confirming the pledge of the Security Warranty Note and sixty-five percent (65%) of the SWBVI capital stock to Administrative Agent; and

      (e) Administrative Agent receives a Subordination Agreement in form and substance satisfactory to Administrative Agent, duly executed by SWBVI, subordinating payment of any and all claims, debts and obligations of any Company owed to SWBVI to the payment and performance of the Obligation under the Credit Agreement and all obligations of each Company to Lenders and Administrative Agent with respect to the Obligation.

5. Certain Covenants. Contemporaneously with the execution of this Agreement:

      (a) Borrower will pay in full all fees and expenses due and owing to Administrative Agent and each Lender, including unpaid fees and expenses of counsel.

      (b) Borrower will deliver to Administrative Agent a certificate of (i) the Secretary of Borrower certifying as to resolutions of the board of directors or executive committee of Borrower authorizing and approving the execution of this Agreement and the Security Warranty Note, (ii) the Secretary of Parent certifying as to resolutions of the board of directors or executive committee of Parent authorizing and approving the execution of this Agreement, (iii) the Secretary of Security Warranty certifying as to resolutions of the board of directors or executive committee of Security Warranty authorizing and approving the Security Warranty Advance, the pledge of the Security Warranty Note and the pledge of sixty-five percent (65%) of the SWBVI capital stock to Administrative Agent and (iv) the Secretary of SWBVI certifying as to resolutions of the board of directors or executive committee of SWBVI authorizing and approving the execution of such Subordination Agreement.

6. Ratifications. Except as expressly modified and superseded by this Agreement, the Credit Documents are ratified and confirmed and continue in full force and effect. The Credit Documents, as amended by this Agreement, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Borrower and Parent, and each Subsidiary executing the Subsidiary Joinder at the end of this Agreement, hereby ratify and confirm that all Liens heretofore granted to Administrative Agent for the benefit of Lenders were intended to, do and continue to secure the full payment and performance of the Obligation. Borrower and Parent agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or amendments to any of the foregoing, and such other agreements, documents and instruments as Administrative

Agent may reasonably request in order to perfect and protect those Liens and preserve and protect the Rights of Administrative Agent and Lenders in respect of all present and future Collateral.

7. Representations and Warranties. Borrower and Parent hereby, jointly and severally, represent and warrant to Administrative Agent and Lenders that (a) this Agreement and any other Credit Documents to be delivered under this Agreement have been duly executed and delivered by or on behalf of Borrower and each other Company party to them, are valid and binding upon Borrower and the other Companies and are enforceable against Borrower and the other Companies in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Borrower or any other Company of this Agreement or any other Credit Document to be delivered under this Agreement, (c) the execution, delivery and performance by Borrower and the other Companies of this Agreement and any other Credit Documents to be delivered under this Agreement do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements or understandings to which Borrower or any other Company is a party or by which Borrower or any other Company is bound, (d) the representations and warranties contained in the Credit Agreement, as amended by this Agreement, and any other Credit Documents are true and correct in all material respects as of the date of this Agreement, (e) no Event of Default or Potential Default exists, other than the Events of Default and Potential Defaults to which the First TROL Default Waiver and the Second TROL Default Waiver apply, and (f) each Company has performed all of its obligations under the Credit Agreement and other Credit Documents.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

9. Parties Bound. This Agreement binds and inures to the benefit of Borrower, Lenders and Administrative Agent and, subject to Section 14.12 of the Credit Agreement, their respective successors and assigns.

10. ENTIRETY. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED AND EFFECTIVE as of March 1, 2001.

     ULTRAK, INC., as Parent

     By: /s/ Chris T. Sharng
        ---------------------------------
           Chris T. Sharng, Senior Vice President and Chief Financial Officer

     ULTRAK OPERATING, L.P. as Borrower
     By: Ultrak GP, Inc. its General Partner

     By: /s/ Chris T. Sharng
        ---------------------------------
           Chris T. Sharng, Senior Vice President and Chief Financial Officer

     AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO as Administrative Agent and a Lender

     By: /s/ Donna H. Evans
        ---------------------------------
           Donna H. Evans, Vice President

     HARRIS TRUST AND SAVINGS BANK, as a Lender

     By: /s/ James Andricopulos
        ---------------------------------
           James Andricopulos, Vice President

                               SUBSIDIARY JOINDER

      To induce Administrative Agent and Lenders to enter into this Agreement, each Guarantor named below (a) consents and agrees to this Agreement's execution and delivery, (b) ratifies and confirms that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent for the benefit of Lenders under the Credit Documents are not released, diminished, impaired, reduced or otherwise adversely affected by this or any prior amendment, and continue to guarantee, assure and secure the full payment and performance of the Obligation, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties, assurances and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent and Lenders and their respective successors and permitted assigns.

    ULTRAK GP, INC.

    By: /s/ Chris T. Sharng
        --------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer

    ULTRAK, LP, INC.

    By: /s/ Chris T. Sharng
        --------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer

    DIAMOND ELECTRONICS, INC.

    By: /s/ Chris T. Sharng
       ---------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer

    MONITOR DYNAMICS, INC.

    By: /s/ Chris T. Sharng
       ---------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer

    ABM DATA SYSTEMS, INC.

    By: /s/ Chris T. Sharng
       ---------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer

    SECURITY WARRANTY, INC.

    By:   /s/ Chris T. Sharng
          ------------------------------
          Chris T. Sharng, Senior Vice President and Chief Financial Officer


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